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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-42713) of El Paso Energy Corporation (the "Company"), El Paso Energy Capital Trust II, and El Paso Energy Capital
Trust III of our report dated March 9, 1999 relating to the financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

Houston, Texas
August 27, 1999